UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 10, 2007

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-2525
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Rule changes promulgated by the NASDAQ Stock Market require NASDAQ-listed companies, like National Research Corporation (the “Company”), to be eligible for a direct registration program or system (“DRP”) by January 1, 2008. DRP refers to a system by which shares may be held in book-entry form without a certificate. At a meeting held on October 10, 2007, the Board of Directors of the Company (the “Board”) adopted amendments to Sections 6.01, 6.04 and 6.05 of Article VI of the Company’s By-Laws to permit the Company to issue certificated and uncertificated shares, thereby ensuring that the Company’s securities are DRP-eligible. Previously, the Company’s By-Laws provided for certificated shares only.

        In order to reflect recent changes in the Wisconsin Business Corporation Law regarding the size and powers of committees of boards of directors of Wisconsin corporations, like the Company, the Board also adopted an amendment to Section 3.12 of Article III of the Company’s By-Laws to decrease the minimum number of directors required to serve on each committee of the Board and to reduce the number of restrictions on the ability of committees of the Board to exercise the authority of the Board.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(3.1)	Amendments to the By-Laws of National Research Corporation adopted October 10, 2007.

(3.2)	By-Laws of National Research Corporation, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief
Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 10, 2007

Exhibit
Number

(3.1)	Amendments to the By-Laws of National Research Corporation adopted October 10, 2007.

(3.2)	By-Laws of National Research Corporation, as amended.